Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE		July 20, 2018
BUTLER NATIONAL CORPORATION REPORTS FOURTH QUARTER AND FISCAL YEAR END FINANCIAL RESULTS AND CONFERENCE CALL

[OLATHE, KANSAS] July 20, 2018 - Butler National Corporation (OTC QB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of gaming management services, announces its financial results for the fourth quarter fiscal 2018 and year ended April 30, 2018. In conjunction with the release, the Company has scheduled a conference call Monday, July 23, 2018 at 9:00 AM Central Daylight Time.

What: Butler National Corporation Fourth Quarter and Fiscal Year-End Results Conference Call

When: Monday, July 23, 2018 - 9:00AM Central Daylight Time

How: Live via phone by dialing 877-358- 7305. Code: Butler National Corporation. Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corporation, will lead the call and discuss results of the fourth quarter and fiscal year-end financial results, the status of existing and new business, and an outlook for fiscal 2019.

Historical selected financial data related to all operations:
Year Ended April 30			Quarter Ended April 30
(In thousands except per share data)			(In thousands except per share data)
	2018	2017	2018	2017
Net Revenue	$ 48,260	$ 50,619	$ 14,444	$ 15,122
Operating Income	2,123	3,500	721	1,503
Net Income (Loss)	341	1,534	(1)	777
Total Assets	41,431	42,778	41,431	42,778
Long-term Obligations	1,735	3,347	1,735	3,347
Stockholders' Equity	29,266	28,296	29,266	28,296
Weighted Average Shares – Diluted	64,388	63,456	64,388	63,456
Diluted Earnings per Share	0.01	0.02	0.00	0.01
New Product Research and Development Cost	1,763	1,479	427	328

Management Comments:

"Fiscal 2018 was a stable year for Butler National Corporation. Shareholders’ Equity increased 3.3% to $29.3 million. Revenue decreased 4.7% to $48.3 million in fiscal 2018 from $50.6 million in fiscal 2017. Revenue from Professional Services increased 1.4% and revenue from Aerospace Products decreased 14.1%. Butler National Corporation continues to focus on growth in international markets, solutions for regulatory mandates and through the development of new supplemental type certificates ("STCs"). This includes significant efforts in South America, Europe, Africa, and Asia.

Fiscal 2018 net income was $341,000 compared to a net income of $1.5 million in fiscal 2017. Fiscal 2018 operating margin was 2.5% compared to a 5.4% operating margin in fiscal 2017. We continue to work to improve efficiencies in our implementation, operational processes, and controlling general and administrative expenses.

The fourth quarter of fiscal 2018 was a stable quarter for Butler National Corporation. Revenue decreased 4.5% to $14.4 million in fourth quarter fiscal 2018, as compared to $15.1 million in fourth quarter fiscal 2017. The fourth quarter of fiscal 2018 resulted in a net loss of $1,000 compared to a net income of $778,000 in fourth quarter fiscal 2017. Backlog has increased to $15.2 million at July 13, 2018 compared to a backlog of $11.4 million at July 14, 2017.

During fiscal 2018, we invested approximately $1.8 million in projects focused on product development of new products. We feel these expenditures for the design and development engineering, testing, and certification of new products may help stabilize our long-term revenue and enhance our profits.

This is an exciting time for Butler National Corporation.  Management and all employees are focused on the execution of numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value,” commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:

Revenue from Professional Services increased 1% to $31.3 million in fiscal 2018 from $30.8 million in fiscal 2017. Costs increased 2% in fiscal 2018 to $19.6 million compared to $19.1 million in fiscal 2017. Costs were 62% of segment total revenue in fiscal 2018, compared to 62% of segment total revenue in fiscal 2017. Expenses decreased 1% in fiscal 2018 to $10.0 million compared to $10.1 million in fiscal 2017. Expenses were 32% of segment total revenue in fiscal 2018, compared to 33% of segment total revenue in fiscal 2017. Operating income from Professional Services increased 6% to $1.72 million in fiscal 2018 compared to $1.62 million in fiscal 2017.

Aerospace Products:

Revenue decreased 14% to $17.0 million in fiscal 2018 compared to $19.8 million in fiscal 2017. This $2.8 million decrease was due to a decrease in our aircraft modification business of $4.0 million and an increase in our avionics business of $1.2 million. We have invested in the development of several STCs. These STCs are for installation of state of the art avionics and we are aggressively marketing these solutions both domestically and internationally. Costs decreased 14% to $12.5 million in fiscal 2018 compared to $14.5 million in fiscal 2017. Costs were 74% of segment total revenue in fiscal 2018, compared to 74% of segment total revenue in fiscal 2017. Expenses increased 22% in fiscal 2018 to $4.1 million compared to $3.3 million in fiscal 2017. Expenses were 24% of segment total revenue in fiscal 2018, compared to 17% of segment total revenue in fiscal 2017. Aerospace Products had an operating income of $402,000 in fiscal 2018 compared to an operating income of $1.9 million in fiscal 2017.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy. Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, general and administrative and other expenses.

Backlog:

As of April 30, 2018, our backlog totaled approximately $13.2 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. As of July 13, 2018, our backlog totaled approximately $15.2 million. This is standard for the industry in which modifications services and related contracts may take several months or years to complete. Such actions force backlog as additional customers request modifications, but must wait for other projects to be completed. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace segment focuses on the manufacturing and certification of support systems for "Classic" commercial and military aircraft, weapon control systems for Boeing and Apache helicopters and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

THE WORLDWIDE WEB: Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.